SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 16, 2019
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
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Item 7.01    Regulation FD Disclosure

This report is filed quarterly to disclose assets under management (“AUM”) by asset manager, prior to the availability of Principal Financial Group, Inc's (the "Company") quarterly earnings release. The amounts presented herein will be consistent with the format of AUM by asset manager and presented again in such format within the Company's financial supplement for the quarter and year ended December 31, 2018 when that document is posted to the Company's investor relations web site on or about January 29, 2019.
As of December 31, 2018, the AUM by asset manager were $393.5 billion for Principal Global Investors and $155.9 billion for Principal International and Other Entities of the Company. Other Entities of the Company include Principal Life Insurance Company and Principal Bank.
Note: As previously disclosed during the fourth quarter 2018, the Company announced its exit from the actively managed currency market and closed the Macro Currency Group (“MCG”) boutique. With the closure, PGI no longer manages $1.8 billion of assets related to MCG.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ John Egan
Name: John Egan
Title: Vice President - Investor Relations

Date:    January 16, 2019